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                                                                  EXHIBIT (99.1)



                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock, $.01 par value of Cost Plus, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  May 9, 1996



PEARL STREET, L.P.                  THE GOLDMAN SACHS GROUP, L.P.



By: /s/ Edward A. Mule              By: /s/ Edward A. Mule
    ---------------------------         ------------------------------
Name:  Edward A. Mule                   Name:  Edward A. Mule
Title:  General Partner                 Title:  General Partner



GSEM PARTNERS                       GOLDMAN, SACHS & CO.


By: /s/ Edward A. Mule                  By:  /s/ Edward A. Mule
    ---------------------------         ------------------------------
Name:  Edward A. Mule                   Name:  Edward A. Mule
Title:  General Partner                 Title:  General Partner


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